SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 18, 2003

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-4379 (Commission File Number)	31-1598292 (IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)		45202 (Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Form 8-K	Convergys Corporation

Item 9.    Regulation FD Disclosure and Item 12.    Results of Operations and Financial Conditions

On April 18, 2003, Convergys Corporation announced that, as a result of a settlement of a lawsuit against Cincinnati SMSA Limited Partnership, the cellular partnership in which Convergys owns a 45% limited partnership interest, Convergys has adjusted its previously issued first quarter 2003 earnings per share guidance downward by $.04 to between $0.21-$0.24. The press release regarding this item is attached as Exhibit 99.1. The attached exhibit is furnished pursuant to Item 9 and Item 12 of Form 8-K.

Item 7.    Exhibits

(c)	Exhibits:

99.1	Press Release of Convergys Corporation dated April 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ WILLIAM H. HAWKINS II
William H. Hawkins II Senior Vice President General Counsel and Secretary

Date: April 18, 2003

EXHIBIT INDEX

Exhibit No.  99.1        Press Release of Convergys Corporation dated April 18, 2003